EXHIBIT 10.10

                                 CGA GROUP, LTD.
              SPONSORING INVESTORS AND FOUNDERS STOCK WARRANT PLAN
                      (Effective as of __________ __, 1997)

          1. Purpose of the Plan.

          The purpose of the CGA Group, Ltd. Sponsoring Investors and Founders Employee Stock Warrant Plan (the "Plan") is to further the long-term growth of CGA Group, Ltd. (the "Company") by offering special incentives in the form of a stock warrant plan for the benefit of those sponsoring investors and founders of the Company who have been largely responsible for the development of the Company. It is the express purpose of this Plan to provide such sponsoring investors and founders with the opportunity to acquire or increase their equity ownership in the Company through the purchase of shares of the Company's Common Stock, par value US $.01 per share.

          2. Definitions.

          As used herein, the following terms have the following respective meanings:

             (a) "Beneficiary" shall mean any person who may, under a Holder's will or under the laws of descent and distribution, including the Holder's personal representative, succeed to the Holder's right to exercise any Warrant by reason of the Holder's death.

             (b) "Board" shall mean the Board of Directors of the Company.

             (c) "Business Day" shall mean any day which is neither a Saturday or Sunday nor a legal holiday on which banks or established securities exchanges are authorized or required to be closed in either Hamilton, Bermuda or New York, New York.

             (d) "Closing Date" shall mean June __, 1997.

             (e) "Common Stock" shall mean the Company's Common Shares, US $.01 par value per share, and any other securities into which or for which any of the Common Shares may be converted or exchanged as set forth in the Company's Bye-laws.

             (f) "Company" shall mean CGA Group, Ltd., a Company with limited liability organized under the laws of Bermuda, and any company which shall succeed to or assume the obligations of the Company hereunder.

             (g) "Exercise Period" shall have the meaning set forth in the Warrant Certificate.

             (h) "Holder" shall mean a Person who is eligible to participate in this Plan under Section 4 hereof.

             (i) "Plan" shall refer to the CGA Group, Ltd. Sponsoring Investors and Founders Stock Warrant Plan dated June __, 1997, as amended from time to time, pursuant to which the Warrants were granted.

             (j) "Plan Administrator" shall mean the Compensation Committee of the Board acting upon the recommendations of the Chief Executive officer of the Company.

             (k) "Purchase Price" shall mean the amount to be paid for the purchase of shares of Common Stock on exercise of a Warrant as set forth in
Section 8 hereof.

             (l) "Securities Act" refers to the United States Securities Act of 1933, as amended.

             (m) "Warrant" shall mean a Holder's right to purchase one or more shares of Common Stock, as granted and determined in accordance with the provisions of this Plan.

             (n) "Warrant Certificate" shall mean the Warrant Certificate pursuant to which a Holder is granted a Warrant.

          3. Administration of the Plan.

             (a) The Plan shall be administered by the Plan Administrator.

             (b) Decisions and determinations by the Plan Administrator shall be final and binding upon all parties, including stockholders, Holders and Beneficiaries. The Plan Administrator shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

          4. Participation.

          Holders shall be those sponsoring investors and founders named on Schedule A hereto.

          5. Effective Date and Termination of Plan.

          (a) The Plan shall become effective upon its adoption by the Board.

          (b) The Plan shall terminate ten years after the date on which it is adopted by the Board, but the Board may terminate or amend the Plan at any time after November __, 1997. The termination or amendment of the Plan under this
Section 5(b) shall not alter or impair any rights or obligations under any outstanding Warrant without the consent of the Holder of the Warrant.

          6. Shares Subject to Warrants.

             (a) Subject to adjustment pursuant to Section 12 and Section 13 hereof, the number of shares of Common Stock that may be issued pursuant to Warrants granted under this Plan shall not exceed 847,729. Shares of Common Stock issued upon exercise of a Warrant under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. Shares of Common Stock covered by a Warrant that shall have been exercised shall not again be available for a Warrant grant. If a Warrant shall expire or terminate for any reason (including, without limitation, the cancellation of a Warrant pursuant to Section 9(d) below) without being wholly exercised, the number of shares to which such expired or terminated Warrant relates shall again be available for grant under this Plan, subject to its terms.

             (b) The Company will authorize, reserve and set apart and have available for issuance at all times, free from preemptive rights, that number of shares of the Common Stock which is deliverable upon exercise of the granted Warrants, and the Company will have at all times any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all its obligations under the Plan.

          7. Duration of Warrants.

          Any Warrant granted to a Holder shall be exercisable only during the Exercise Period.

          8. Purchase Price.

          The Purchase Price for each share of Common Stock subject to any Warrant granted to a Holder shall be equal to US $5.00 (subject to adjustment as provided for herein); provided, however, that at no time shall the Purchase Price be less than the par value of the Common Stock, that is, US $.01 per share.

          9. Terms of Exercise.

             (a) Full Exercise. A Warrant may be exercised in full (but not for a fractional share (it being understood that fractional shares shall be rounded up or down to the nearest whole number based on the number of Warrants being exercised by a Holder)), by the Holder thereof during normal business hours on any Business Day upon surrender of the Warrant, together with the form of exercise notice attached as Exhibit A to the Warrant Certificate (the "Notice of Exercise"), or a comparable form reasonably acceptable to the Company, duly completed and executed by such Holder, to the Company at its principal office or at the office of its warrant agent (as provided in Section 18), accompanied by payment in full, in cash or by official bank check or by wire transfer of immediately available funds in the amount obtained by multiplying the number of shares of Common Stock for which a Warrant is then exercisable by the Purchase Price then in effect.

             (b) Partial Exercise. A Warrant may be exercised in part (but not for a fractional share (it being understood that fractional shares shall be rounded up or down to the nearest whole number based on the number of Warrants being exercised by a Holder)), by the Holder thereof during normal business hours on any Business Day upon surrender of the Warrant, together with the duly completed and executed Notice of Exercise, or a comparable form reasonably acceptable to the Company, duly completed and executed by such Holder, to the Company at its principal office or at the office of its warrant agent (as provided in Section 18), accompanied by payment in cash or by official bank check or by wire transfer of immediately available funds, in the amount obtained by multiplying (i) the number of shares of Common Stock designated by the Holder in the Notice of Exercise by (ii) the Purchase Price then in effect. On any such partial exercise of a Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of the Holder thereof or, subject to Section 16 hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, for the number of shares of Common Stock for which such Warrant may still be exercised.

             (c) Shareholders Agreement. Each Holder that wishes to exercise a Warrant shall be required, at the time of the exercise of the Warrant and prior to receiving certificates representing the Common Stock with respect to such exercise, unless such Holder is already a party thereto, to execute a counterpart signature page, and thereby become a party, to the Shareholders Agreement dated as of June __, 1997, as the same may be amended, supplemented or otherwise modified from time to time (the "Shareholders Agreement") among the Company and certain members of the Company.

             (d) Cancellation, Substitution and Amendment of Warrants. The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Holders, (i) the cancellation of any or all outstanding Warrants and the grant in substitution therefor of new Warrants covering the same or different numbers of shares of Common Stock and having a Purchase Price which may be the same as or different than the Purchase Price of the cancelled Warrants or (ii) the amendment of the terms of any and all outstanding Warrants.

             (e) Other Terms. The Plan Administrator shall have the power to determine such additional terms for the exercise of Warrants not inconsistent with the terms of this Plan as it deems appropriate.

          10. Warrant Certificates.

          Upon the grant of any Warrant hereunder, the Holder shall be required to sign a Warrant Certificate, in such form as shall be prescribed by the Plan Administrator, reflecting the terms and conditions of the Warrant. Each such Warrant Certificate shall refer to this Plan and shall give notice to the Holder that all Warrants are subject to the terms and conditions of this Plan.

          11. Delivery of Stock Certificates, etc., on Exercise.

          The Company agrees that the shares of Common Stock purchased upon exercise of a Warrant shall be deemed to be issued to the Holder thereof as the record owner of such shares as of the close of business on the date on which the Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of the Warrant in full or in part, and in any event within ten (10) Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder thereof, or, subject to any applicable restrictions on transfer, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock to which such Holder shall be entitled to pursuant to such exercise (it being understood that fractional shares shall be rounded up or down to the nearest whole number based on the number of Warrants being exercised by a Holder), together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 9 or otherwise.

          12. Adjustment for Dividends In Stock, Property, etc.;
Reclassification, etc.

          In case at any time or from time to time while a Warrant or any portion thereof remains outstanding and unexpired, the holders of Common Stock shall have received, or, on or after the record date fixed for the determination of members eligible to receive, shall have become entitled to receive, without payment therefor, by virtue of their ownership of Common Stock (a) other or additional stock or other securities or property (other than cash) by way of dividend, or (b) any cash (excluding cash dividends (other than extraordinary cash dividends) payable solely out of earnings or earned surplus of the Company), or (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate arrangement, then and in each such case the Holder of a Warrant, on the exercise thereof as provided in Section 9, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subsections (b) and (c) of this Section 12) that such Holder would hold on the date of such exercise if on the date of grant of such Warrant such Holder had been the Holder of record of the number of shares of Common Stock called for on the face of the Warrant and had thereafter, during the period from the date of grant of such Warrant to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subsections (b) and (c) of this Section 12) receivable by such Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 13 and 14.

          13. Adjustment for Reorganization, Consolidation, Merger, etc.

          (a) Reorganization, Consolidation, Merger, etc. In case at any time or from time to time while a Warrant or any portion thereof remains outstanding and unexpired, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, lawful, proper and adequate provision shall be made by the Company whereby the Holder of a Warrant, on the exercise thereof as provided in Section 9 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution following any such transfer, as the case may be, and prior to the expiration of the Exercise Period shall receive, in lieu of the Common Stock issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised the Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 12 and 14.

          (b) Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets prior to the expiration of the Exercise Period, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holders of the Warrants after the effective date of such dissolution pursuant to this Section 13 to a bank or trust company having its principal office in New York, New York, as trustee for the Holder or Holders of the Warrants. In the event that a bank or trust company shall have been appointed as trustee for the Holders of the Warrants pursuant to this Section 13, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 18 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, upon exercise of any Warrants.

          (c) Continuation of Terms. Upon any reorganization, consolidation, merger or transfer or sale of substantially all of its properties or assets to any other person (and any dissolution following any transfer) referred to in this Section 13, a Warrant shall continue in full force and effect in accordance with the terms thereof, and the terms thereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of the Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer or sale, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer or sale of substantially all of its properties or assets to any other person, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of the Warrant.

          14. Adjustment for Certain Share Issuances.

          If the Company at any time during the Exercise Period shall issue any shares of Common Stock prior to the exercise of all of the Warrants granted pursuant hereto (other than (a) as provided in Section 12, Section 13 or this Section 14 or (b) an aggregate number of shares of Common Stock not exceeding 10% of the number of shares of Common Stock issued and outstanding on the Closing Date which are issued upon exercise of options issued under any employee incentive stock option plan and/or any nonqualified stock option plan adopted by the Company) for a consideration per share less than the Purchase Price that would be in effect at the time of such issue, then and thereafter successively upon each such issue, the Purchase Price with respect to such unexercised Warrants shall be recalculated as follows:

             (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Purchase Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Company upon such issue of additional shares of Common Stock; and

             (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue.

The resulting quotient shall be the Purchase Price. For purposes of this adjustment, except for options that may be issued under any employee incentive stock option plan and/or any nonqualified stock option plan adopted by the Company which are exercisable for an aggregate number of shares of Common Stock not exceeding 10% of the number of shares of Common Stock issued and outstanding on the Closing Date), the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall be deemed to constitute the issuance of the maximum number of shares of Common Stock issuable on full exercise of such conversion or purchase right, and the consideration for such security plus any consideration payable upon exercise of its conversion or purchase right shall be deemed to have been paid to the Company. Upon the expiration and non-exercise of any such conversion or purchase right, the adjustment to the Purchase Price shall be readjusted to reflect the expiration and non-exercise of such conversion or purchase right.

          15. Chief Financial Officer's Certificate as to Adjustments.

          In the case of any adjustment or readjustment in the number of shares of Common Stock issuable on the exercise of a Warrant or the Purchase Price, the Company at its expense will promptly cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the terms hereof and prepare for each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Purchase Price payable and the number of shares of Common Stock to be received by such Holder upon exercise of each of such Holder's Warrants, in each case, as in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided herein. The Company will forthwith mail a copy of such certificate to each Holder and to any warrant agent of the Company (appointed pursuant to Section 18 hereof).

          16. Assignment. The Warrants shall not be assignable by any Investor without the prior written consent of the Directors of the Company. The Company may not assign its obligations hereunder without the consent of the holders of the Warrants and the Warrant Shares.

          17. Replacement of Warrant.

          On receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of a Warrant and, in the case of any such loss, theft or destruction of a Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor and amount.

          18. Warrant Agent.

          The Company may, by written notice to the Holder of the Warrant, appoint an agent having an office in Hamilton, Bermuda for the purpose of issuing Common Stock on the exercise of a Warrant pursuant to Section 9, transferring a Warrant pursuant to Section 16, and replacing a Warrant pursuant to Section 17, or any of the foregoing, and thereafter any such issuance, transfer or replacement, as the case may be, shall be made at such office by such agent.

          19. Transfer on the Company's Books.

          Until a Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

          20. Notices, etc.

          All notices and other communications from the Company to the Holder of a Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of the Warrant who has so furnished an address to the Company.

          21. Miscellaneous Provisions.

              (a) This Plan shall be governed by, and construed in accordance with, the internal laws of New York, without regard to the principles of conflicts of law.

              (b) The Board may at any time terminate or amend this Plan in any respect; provided that any such termination or amendment may not alter or impair any rights or obligations under any outstanding Warrant without the consent of the Holder of the Warrant.

              (c) The headings and subheadings used in this Plan are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.